    As filed with the Securities and Exchange Commission on_________, 2000.
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ----------

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
            (Exact name of registrant as specified in its charter)

         Cayman Islands                                   Not Applicable
    (State of incorporation)                             (I.R.S. Employer
                                                       Identification No.)

                              P.O. Box 10657 APO
                       Grand Pavilion Commercial Centre
                               802 West Bay Road
                           George Town, Grand Cayman
                      Cayman Islands, British West Indies
                                (345) 949-2800
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              SECOND AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                            1999 STOCK OPTION PLAN
                          HARBOURTON EMPLOYEE OPTIONS
                           (Full title of the plan)

                             CT Corporation System
                                 1633 Broadway
                           New York, New York 10019
                                (212) 664-1666
                              (Name, address, and
                    telephone number, including area code,
                             of agent for service)

                                With copies to:

   Robert L. Estep, Esq.                              Maples & Calder
 Jones, Day, Reavis & Pogue                     P.O. Box 309, Ugland House
   2727 N. Harwood Street                        George Town, Grand Cayman
    Dallas, Texas 75201                     Cayman Islands, British West Indies
       (214) 220-3939                                 (345) 949-8066



                                  ----------

                                               CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                                         Proposed       Proposed
                                                                                          Maximum        Maximum
  Title of                                                                 Amount        Offering       Aggregate      Amount of
  Securities to                                                            to be         Price per      Offering     Registration
  be Registered                                                        Registered (1)      Share          Price           Fee
----------------------------------------------------------------------------------------------------------------------------------
  Ordinary Shares, par value $0.01 per share to be issued upon exercise of option granted and outstanding and options authorized and unissued under the Second Amended and Restated 1998 Stock
  Option Plan.......................................................       1,600,000   $10.46875 (2)  $  16,750,000      $   4,422
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Ordinary Shares, par value $0.01 per share to be issued upon exercise of options granted and outstanding and options authorized
   and unissued under the 1999 Stock Option Plan .....................      750,000   $10.46875/(3)/  $7,851,562.50   $2,072.81
----------------------------------------------------------------------------------------------------------------------------------
   Ordinary Shares, par value $0.01 per share to be issued upon exercise of options granted and outstanding and options authorized
   and unissued under the Harbourton Employee Options ................      750,000   $10.46875/(4)/  $7,851,562.50   $2,072.81
----------------------------------------------------------------------------------------------------------------------------------

   Total .............................................................    3,100,000   $10.46875       $  32,453,125   $8,567.62
----------------------------------------------------------------------------------------------------------------------------------

   1. Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become issuable under the Plans as a result of antidilution provisions or with respect to stock splits, stock dividends or similar transactions which results in an increase in the number of the Registrant's outstanding Ordinary shares.

  2. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of the Ordinary Shares on the Nasdaq National Market System on December 4, 2000.

  3. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of the Ordinary Shares on the Nasdaq National Market System on December 4, 2000.

  4. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of the Ordinary Shares on the Nasdaq National Market System on December 4, 2000.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


           The information called for by Part I of Form S-8 is included in the description of Scottish Annuity & Life Holdings, Ltd.'s Second Amended and Restated 1998 Stock Option Plan, 1999 Stock Option Plan, and Harbourton Employee Options (collectively, the "Plans") and will be delivered to persons eligible to purchase shares pursuant to the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of
      Section 10(a) of the Securities Act.

           The information called for by Part I of the Form S-8 is included in the description of Scottish Annuity & Life Holdings, Ltd.'s Harbourton Employee Options Agreement, dated December ___, 2000 (the "Harbourton Agreement"), between Scottish Annuity & Life Holdings, Ltd. and the Harbourton employees, to be delivered to persons purchasing shares pursuant to the Harbourton Agreement. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

           Upon written or oral request, Scottish Annuity & Life Holdings, Ltd. ("Scottish Annuity") will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. Requests for such information should be directed to Marge Hurlston, Corporate Secretary, at (345) 949-2800.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

           Item 3.  Incorporation of Documents by Reference.

           The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Scottish Annuity are incorporated by reference, as of their respective dates, in this Registration Statement:

               (a) Scottish Annuity's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on April 3, 2000;

               (b) Scottish Annuity's Quarterly Report on Form 10-Q for the period ended September 30, 2000, as filed with the Commission on November 8, 2000;

          (c) The description of Scottish Annuity's outstanding Ordinary Shares contained in Scottish Annuity's registration statement on Form 8-A filed with the Commission on November 17, 1998, as amended on Form 8-A/A filed with the Commission on November 18, 1998.

In addition, all documents subsequently filed by Scottish Annuity pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Item 4.  Description of Securities.

          Not Applicable.

          Item 5.  Interests of Named Experts and Counsel.

          Not Applicable.

          Item 6.  Indemnification of Directors and Officers.

          Cayman Islands law permits a company's articles of association to provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty or wilful neglect or default.

          Scottish Annuity's Articles of Association (the "Articles") contain provisions providing for the indemnity by Scottish Annuity of an officer, director, employee or agent of Scottish Annuity, or any person serving at the request of Scottish Annuity as an officer, director, employee or agent of any other company, for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of Scottish Annuity or serving in such requested capacity. In addition, the Board of Directors may authorize Scottish Annuity to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Scottish Annuity would have the power to indemnify him against such liability under the provisions of the Articles.

          Scottish Annuity has purchased directors and officers liability insurance from third parties for its directors and executive officers. Scottish Annuity also has entered into indemnity agreements with each of its executive officers and directors.

          The Articles provide that directors of Scottish Annuity shall have no personal liability to Scottish Annuity or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except (i) for any breach of a director's duty of loyalty to Scottish Annuity or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a payment of a dividend on stock of Scottish Annuity or a purchase or redemption of stock of Scottish Annuity in violation of law; or (iv) for any transaction from which a director derived an improper personal benefit.

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          Item 7.  Exemption From Registration Claimed.

          Not Applicable.

          Item 8.  Exhibits.

          The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
Number       Description of Exhibit
-------      ----------------------
  4.1        Memorandum of Association of Scottish Annuity./1/
  4.2        Articles of Association of Scottish Annuity./1/
  4.3        Form of Common Stock Certificate./1/
  5.1        Opinion of Maples and Calder./2/
 23.1        Consent of Ernst & Young./2/
 23.2        Consent of Maples and Calder is contained in the opinion filed as
             Exhibit 5.1 hereto.
 24.1        Power of attorney (included on signature page).
 99.1        Scottish Annuity's Second Amended and Restated 1998 Stock Option
             Plan./2/
 99.2        Scottish Annuity's 1999 Stock Option Plan./2/
 99.3        Scottish Annuity's Harbourton Employee Options./2/

Item 9.  Undertakings.

     A. The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

____________________

/1/ Previously filed as an Exhibit to Scottish Annuity's Registration Statement on Form S-1 (No. 333-57227) and incorporated herein by reference.

/2/  Filed herewith.

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on December 8, 2000.

                                Scottish Annuity & Life Holdings, Ltd.
                                (Registrant)


                                By:  /s/ MICHAEL C. FRENCH
                                     ---------------------------------------
                                     Michael C. French
                                     Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes Michael C. French and Scott E. Willkomm, each of whom may act without joinder of the other, the true and lawful attorneys-in-fact with full power of substitution and resubstitution, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.


      Signatures                       Title
      ----------                       -----

/s/ MICHAEL C. FRENCH      Chairman of the Board, Chief     December 8, 2000
-------------------------  Executive Officer
Michael C. French


/s/ SCOTT E. WILLKOMM         President and Director        December 7, 2000
-------------------------     (Principal Financial
Scott E. Willkomm                   Officer)


/s/ MICHAEL AUSTIN                   Director               December 7, 2000
-------------------------
Michael Austin


/s/ BILL CAULFEILD-BROWNE            Director               December 7, 2000
-------------------------
Bill Caulfeild-Browne


/s/ ROBERT M. CHMELY                 Director               December 7, 2000
-------------------------
Robert M. Chmely

                               INDEX TO EXHIBITS


Exhibit
Number       Description of Exhibit
-------      ----------------------
  4.1        Memorandum of Association of Scottish Annuity./1/
  4.2        Articles of Association of Scottish Annuity./1/
  4.3        Form of Common Stock Certificate./1/
  5.1        Opinion of Maples and Calder./2/
 23.1        Consent of Ernst & Young./2/
 23.2        Consent of Maples and Calder is contained in the opinion filed as
             Exhibit 5.1 hereto.
 24.1        Power of attorney (included on signature page).
 99.1        Scottish Annuity's Second Amended and Restated 1998 Stock Option
             Plan./2/
 99.2        Scottish Annuity's 1999 Stock Option Plan./2/
 99.3        Scottish Annuity's Harbourton Employee Options./2/

__________________________

/1/ Previously filed as an Exhibit to Scottish Annuity's Registration Statement on Form S-1 (No. 333-57227) and incorporated herein by reference.

/2/       Filed herewith.